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                                                                      EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Hasbro, Inc.:

We consent to the incorporation by reference in the Registration Statements Nos. 2-78018, 2-93483, 33-57344, 33-59583, 333-38159, 333-10404, 333-10412,
333-34282, 333-110000, 333-110001, 333-110002 and 333-129618 on Form S-8 and
Nos. 33-41548, 333-44101, 333-82077, 333-83250 and 333-103561 on Form S-3 of
Hasbro, Inc. of our reports dated February 27, 2007, with respect to the consolidated balance sheets of Hasbro, Inc. and subsidiaries as of December 31, 2006 and December 25, 2005, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the fiscal years in the three-year period ended December 31, 2006 and the related consolidated financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Hasbro, Inc. Our report refers to a change in the accounting for pensions and other postretirement benefits other than pensions and a change in the accounting for share-based payments.


/s/ KPMG LLP

Providence, Rhode Island
February 27, 2007